UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      March 15, 2005

Commission File Number:                      1-5273-1

Sterling Bancorp

(Exact name of Registrant as specified in its charter)

New York	13-2565216

(State of other jurisdiction of incorporation)	(IRS Employer Identification No.)

650 Fifth Avenue, New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)

(212) 757- 3300

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

Item 2.02. Results of Operations and Financial Condition.

On March 16, 2005, the Company announced that it will restate its audited financial statements for the years ended December 31, 2002 and 2003, and its unaudited condensed financial statements for the quarters ended March 31, June 30 and September 30, 2003 and 2004, and that its audited financial statements for the year ended December 31, 2004 will reflect revisions to previously issued unaudited financial information. The press release dated March 16, 2005 is included in this report as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 15, 2005, management and the Audit Committee of the Board of Directors concluded that the Company’s previously issued audited financial statements for the years ended December 31, 2002 and 2003 and its previously issued unaudited condensed financial statements for the quarters ended March 31, June 30 and September 30, 2003 and 2004 and unaudited financial information for the quarter and year ended December 31, 2004 should no longer be relied upon because of inadvertent errors in the method of accounting for employee benefits expense. In addition, the Company’s audited financial statements for the year ended December 31, 2004 will include revisions to previously issued unaudited information for the fourth quarter to reflect a litigation settlement paid in February 2005 related to a matter that existed as of December 31, 2004 and to correct the calculation of the tax benefit related to exercised nonqualified stock options and vested restricted stock.

The required changes to the method of accounting for employee benefits expense relate to (a) the expensing of premiums paid for split-dollar life insurance policies on the lives of certain executive officers of the Company, (b) the expensing of the Company’s obligations to pay future premiums on split-dollar life insurance policies issued as part of a transaction in which an executive officer relinquishes his right to receive pension payments in exchange for the insurance policy (“mutual benefit exchange transactions”), (c) the expensing of the Company’s obligation to pay future post-retirement premiums on certain split-dollar life insurance policies and (d) the crediting of increases in the cash surrender values of these various policies. The Company will correct the accounting by recording non-cash charges to employee benefits expense. These charges will increase employee benefits expense for 2004 by approximately $1.8 million, which includes recording in the first quarter of 2004 an obligation in the amount of approximately $1.4 million equal to the difference between the present value of future premiums payable by the Company on a split-dollar life insurance policy issued as part of a mutual benefit exchange transaction in that quarter and the present value of future cash surrender value of that policy. The increase in employee benefits expense for 2004 will reduce the Company’s net income for 2004. The Company believes that the method of accounting for employee benefits expense in the restated financial statements will comply with APB Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106,

Employers’ Accounting for Postretirement Benefits Other Than Pensions, and FASB Technical Bulletin 85-4, Accounting for Purchases of Life Insurance.

In February 2005, the Company paid $650,000 to settle a lawsuit. Management has concluded, after discussion with the Company’s independent auditors, KPMG LLP (“KPMG”), that, because the settlement was paid before the issuance of the Company’s audited financial statements for 2004, it is appropriate to have accrued for the liability in the fourth quarter of 2004 rather than in the first quarter of 2005. This accrual will increase liabilities as of December 31, 2004 and increase litigation expense for the quarter then ended. The increase in litigation expense for the fourth quarter of 2004 is expected to reduce the Company’s after-tax net income for that quarter by approximately $350,000. The Company believes that the method of accounting for the settlement in the Company’s audited financial statements for the year 2004 will comply with Statement of Financial Accounting Standards No. 5, Accounting for Contingencies.

As a result of the non-cash charges relating to employee benefits expense and the litigation accrual described above in this Item 4.02(a), the Company expects that net income and diluted earnings per common share for each quarter of 2004 and the full year will be revised basically as follows:

	(Unaudited)
	Net Income		Diluted Earnings per
	(in millions)		Common Share
	Previously		Previously
2004	Reported	Restated	Reported	Restated
First Quarter	$6.5	$5.2	$.34	$.27
Second Quarter	6.7	6.7	.35	.35
Third Quarter	6.7	6.5	.35	.35
Fourth Quarter	7.0	6.4	.37	.33

Full Year	$26.9	$24.9	$1.41	$1.30

Note: Totals may differ due to rounding.

The Company expects that the restatement will decrease net income for the year 2003 by not more than 2% and will slightly increase net income for the year 2002.

The Company expects that, as of December 31, 2004, total liabilities will be approximately $5.2 million higher, and shareholders’ equity will be approximately $5.1 million lower, than those shown in the unaudited financial information previously issued. Accordingly, the Company expects that its audited consolidated balance sheet as of December 31, 2004, will show total liabilities of approximately $1,721.9 million and shareholders’ equity of approximately $148.5 million. The amounts in this paragraph reflect the non-cash charges and litigation accrual described above in this Item 4.02(a) and also reflect correction of the amount of income tax benefit, arising from the exercise of nonqualified stock options and the vesting of restricted stock, credited directly to capital surplus.

KPMG has not yet completed all procedures required for its audit of the Company’s financial statements. The restatement and revisions will be reflected in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and in amendments to the Company’s quarterly reports on Form 10-Q for the first three quarters of 2004. Management’s and KPMG’s reports pursuant to Section 404 of the Sarbanes-Oxley Act, regarding the Company’s internal control over financial reporting as of December 31, 2004, will be included in an amendment to the Company’s Form 10-K for 2004 in accordance with the 45-day extension granted in the SEC’s exemptive order for certain “accelerated filers”. In view of the restatement, management’s Section 404 report will refer to a material weakness, relating to controls for the accounting for employee benefits expense, in the Company’s internal control over financial reporting as of December 31, 2004. Management has also identified certain “significant deficiencies” in the Company’s internal control over financial reporting which management believes do not constitute “material weaknesses” at this time. KPMG has not yet completed its audit of the Company’s internal control over financial reporting and may reach different conclusions. The Company has begun the remedial process, which is still ongoing.

The Audit Committee of the Board of Directors discussed with KPMG the matters disclosed in this Item 4.02(a).

Item 8.01. Other Events

     The Company plans to file with the SEC a Form 12b-25 notification of late filing that will extend the deadline for filing the Company’s 2004 Form 10-K to March 31, 2005 as a result of the additional work required to restate the Company’s audited financial statements for the years ended December 31, 2002 and 2003 and its unaudited condensed financial statements for the first three quarters of 2003 and 2004 and, for consistency, selected financial data for the years 2000 and 2001.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated March 16, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  March 16, 2005

BY:	/s/ JOHN W. TIETJEN

JOHN W. TIETJEN
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
99.1	Press Release dated March 16, 2005